SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 21, 2007 (December 17, 2007)
TRI-ISTHMUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
149 South Barrington Avenue, Suite 808
Los Angeles, California 90049
(Address of Principal Executive Offices) (Zip Code)
(818) 887-6659
(Registrant’s telephone number, including area code)
(Registrant’s Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities
(a)	See disclosure under Item 5.02(e).

(b)	Not applicable.

Item 5.02	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

(e)	On December 17, 2007, the Company entered into an Employment Agreement with Dennis M. Smith, effective as of October 10, 2007, to employ Mr. Smith as the Chief Financial Officer (“CFO”) of the Company. Under the terms of the Employment Agreement, Mr. Smith’s service as CFO commenced on October 10 and shall continue until terminated by death, disability, or written notice of either party. Pursuant to the Employment Agreement, Mr. Smith shall receive a base salary of $275,000.000 per fiscal year. Mr. Smith shall additionally be entitled to receive an annual incentive bonus as determined by the Company’s Board of Directors or the Compensation Committee.

On December 17, 2007, in connection with the Employment Agreement, the Company entered into an Option Grant Agreement with Mr. Smith, effective as of October 10, 2007, under which the Company granted to Mr. Smith an incentive stock option to purchase 600,000 shares of the Company’s common stock at an exercise price of 0.3125 per share, which option shall terminate on October 10, 2014. Mr. Smith’s option to purchase shall vest incrementally on the following vesting schedule: (1) the option to purchase up to 150,000 shares vested immediately on October 10, 2007; (2) the option to purchase up to 150,000 shares shall vest on October 10, 2008; and (3) the option to purchase the remaining 300,000 shares shall vest on October 10, 2009.

(f)	Not applicable.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement of Dennis M. Smith, dated effective as of October 10, 2007.

10.2	Option Agreement of Dennis M. Smith, dated effective as of October 10, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-ISTHMUS, INC.

Date:	12/21/07	By:	/s/ Dennis Smith

DENNIS SMITH
Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement of Dennis M. Smith, dated effective as of October 10, 2007.

10.2	Option Agreement of Dennis M. Smith, dated effective as of October 10, 2007.